Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-184035) pertaining to the 2012 Long Term Incentive Plan of Susser Petroleum Partners LP, and

Registration Statement (Form S-3 No. 333-192335) of Susser Petroleum Partners LP, as amended;

of our reports dated March 14, 2014, with respect to the consolidated financial statements of Susser Petroleum Partners LP and the effectiveness of internal control over financial reporting of Susser Petroleum Partners LP included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Houston, Texas
March 14, 2014